Exhibit 3.25(a)

FILED		CERTIFICATE OF AMENDMENT
IN THE OFFICE OF THE		OF
SECRETARY OF STATE OF THE		ARTICLES OF INCORPORATION	Rec. #C28800
STATE OF NEVADA		OF
PACIFIC CLUB CORPORATION
AUG 15 1994

CHERYL A. LAU SECRETARY OF STATE

/s/ CHERYL A. LAU
No.	1604-91

We the undersigned as Vice President and Secretary of Pacific Club Corporation do hereby certify:

That the Board of Directors of said corporation by statement of unanimous consent dated July 21, 1994, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

“The name of this corporation is: ClubCorp — Asia”.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated July 21, 1994

PACIFIC CLUB CORPORATION

By	/s/ Jerry W. Dickenson
Jerry W. Dickenson, Vice President

By	/s/ Terry A. Taylor
Terry A. Taylor, Secretary

STATE OF TEXAS	*
*
COUNTY OF DALLAS	*

Before me, a notary public, on this day personally appeared Jerry W. Dickenson, Vice President of PACIFIC CLUB CORPORATION, who acknowleded that he executed the above instrument.

/s/ Julie H. Green
[Notary Public Stamp]	Notary Public in and for The State of Texas

RECEIVED

AUG 05 1994

Secretary of State

1

STATE OF TEXAS	*
*
COUNTY OF DALLAS	*

Before me, a notary public, on this day personally appeared Terry A. Taylor, Secretary of PACIFIC CLUB CORPORATION, who acknowleded that he executed the above instrument.

:	/s/ Julie H. Green
[Notary Public Stamp]	Notary Public in and for The State of Texas

RECEIVED

AUG 05 1994

Secretary of State

2

FILED		CERTIFICATE OF AMENDMENT OF	FILING FEE — 75.00 TS REC#C29051
IN THE OFFICE OF THE		ARTICLES OF INCORPORATION	PAGE & ADDISON
SECRETARY OF STATE OF THE		OF	DALLAS OFFICE/14651 DALLAS PKWY #700
STATE OF NEVADA		PACIFIC JOINT VENTURER, INC.
DALLAS, TX 75240
NOV 26 1991

CHERYL A. LAU SECRETARY OF STATE
/s/ CHERYL A. LAU
No.	1604-91

Linda L. Blanton, the sole incorporator, hereby certifies that:

1.                         The original articles were filed in the Office of the Secretary of State on March 1, 1991, and a certified copy of the articles were filed in the Office of the County Clerk on March 18, 1991.

2.                         As of the date of this certificate, no part of the capital of the corporation has been paid.

3.                         The following amendment to the articles of incorporation of this corporation is hereby adopted:

Article I is amended to read as follows:

“The name of this corporation is PACIFIC CLUB CORPORATION.”

/s/ Linda L. Blanton
Linda L. Blanton, Incorporator

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority, on this day personally appeared Linda L. Blanton, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 22nd day of November, 1991.

:	/s/ Connie R. Quinton
[Notary Public Stamp]	Notary Public, State of Texas

(Typed or Printed Name of Notary)

My Commission Expires:

FILED		ARTICLES OF INCORPORATION	FILING FEE $ 125.00
IN THE OFFICE OF THE			RS RECEIPT # 5512
SECRETARY OF STATE OF THE		OF	PAGE & ADDISON SUITE 700
STATE OF NEVADA
		PACIFIC JOINT VENTURER, INC.	14651 DALLAS PARKWAY
MAR 01 1991			DALLAS, TEXAS 75240

1604-91

CHERYL A. LAU SECRETARY OF STATE
/s/ CHERYL A. LAU
No.	[ILLEGIBLE]

I, the undersigned, for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, do hereby certify that:

ARTICLE I

The name of this corporation is Pacific Joint Venturer, Inc.

ARTICLE II

The principal office and place business in Nevada of this corporation shall be located at One East First Street, Reno, Nevada 89501, in the Country of Washoe.

Offices for the transaction of any business of this corporation, and where meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory, or possession of the United States of America, or in any foreign country.

ARTICLE III

The nature of the business and objects and purposes proposed to be transacted, promoted, or carried on by the corporation are to engage in any lawful activity.

ARTICLE IV

The total authorized capital stock of the corporation shall consist of one thousand (1,000) shares, with a par value of One Dollar ($1.00) per share, all of which shall be entitled to voting power.

ARTICLE V

The members of the governing board of the corporation shall be styled Directors, and the number thereof at the inception of this corporation shall be three (3) or more. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation and the statutes of the State of Nevada. Directors need not be shareholders, but shall be full age and at least one shall be a citizen of the United States. The names and post office

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addresses of the first Board of Directors, which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified are as follows:

Murry E. Page	14651 Dallas Parkway
Suite 700
Dallas, Texas 75240

Deborah G. Means	14651 Dallas Parkway
Suite 700
Dallas, Texas 75240

Richard T. Cassidy	14651 Dallas Parkway
Suite 700
Dallas, Texas 75240

ARTICLE VI

The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE VII

This corporation shall have perpetual existence.

ARTICLE VIII

The name and address of the incorporator signing these Articles of Incorporation is as follows:

Linda L. Blanton	14651 Dallas Parkway
Suite 700
Dallas, Texas 75240

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 14th day of February, 1991.

/s/ Linda L. Blanton
Linda L. Blanton

RECEIVED

FEB 26 1991

SECRETARY OF STATE

2

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Linda L. Blanton, L. BLANTON, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 14th day of February, 1991.

:	/s/ Connie R. Quinton
[Notary Public Stamp]	Notary Public, State of Texas

RECEIVED

FEB 26 1991

SECRETARY OF STATE

3

FILED
IN THE OFFICE OF THE	CERTIFICATE OF ACCEPTANCE
SECRETARY OF STATE OF THE	OF APPOINTMENT BY RESIDENT AGENT
STATE OF NEVADA

MAR 01 1991

1604-91
CHERYL A. LAU

/s/ CHERYL A. LAU
No.

IN THE MATTER OF PACIFIC JOINT VENTURER, INC.: THE CORPORATION TRUST COMPANY OF NEVADA hereby certifies that on the 19th day of February, 1991. It accepted the appointment as Resident Agent of the above entitled corporation in accordance with Sec. 78.090, NRS [ILLEGIBLE]

Furthermore, that the principal office in this State is located at One East First Street, Town of Reno, County of Washne, State of Nevada.

IN WITNESS WHEREOF, it has hereunto set its hand this 19th day of February 1991.

THE CORPORATION TRUST COMPANY OF NEVADA.
RECEIVED	Resident Agent

FEB 26 1991
	By:	/s/ Michael E. Jones
SECRETARY OF STATE		Michael E. Jones, Assistant Secretary

SEC [ILLEGIBLE].  Every corporation shall have a resident agent, who may be either an individual or a corporation, resident of, or located in this state, in charge of its principal office. Every such resident agent shall, within ten days after acceptance of an appointment as such, file a certificate thereof in the office of the secretary of the state, and a copy of such certificate in the office of the county clerk of the county in which the principal office of the corporation in this state shall be located. The resident agent may be any bank, or banking corporation, or other corporation located and doing business in this state, and any such bank and any such corporation, acting as such resident agent, shall have authority * * *.

ORIGINAL DOCUMENT INSUFFICIENT
QUALITY FOR PROPER REPRODUCTION
SECRETARY OF STATE

FILED		ARTICLES OF MERGER
IN THE OFFICE OF THE		of
SECRETARY OF STATE OF THE		PRIVATE CLUBS
STATE OF NEVADA		INTERNATIONAL, INC.
(a Nevada corporation)
DEC 30 1994		into
CHERYL A. LAU		CLUBCORP - ASIA
(a Nevada corporation)
/s/ CHERYL A. LAU
No.	1604-91

Pursuant to the provisions of Nevada Revised Statutes 78.458, the undersigned corporation submits the following Articles of Merger for the purpose of merging Private Clubs International, Inc. into ClubCorp - Asia:

1.       The name and place of incorporation of the subsidiary corporation and the parent corporation is as follows:

Parent Corporation:
ClubCorp - Asia
Incorporated under the laws of the State of Nevada

Subsidairy Corporation:
Private Clubs International, Inc.
Incorporated under the laws of the State of Nevada

2.       A Plan and Agreement of Merger, a copy of which is attached as Exhibit “A” and incorporated herein by this reference, has been adopted by the Board of Directors of ClubCorp - Asia.

3.       The Plan and Agreement of Merger provides, inter alia:

(a)                    The names of the parent an subsidiary;

(b)                   The manner and basis of converting the shares of the subsidiary into shares, obligations or other securities of the parent corporation; and

(c)                    The articles of incorporation of the parent corporation will not differ from its articles before the merger.

4.       The shareholder of the parent corporation has waived in writing the mailing requirement of Nevada Revised Statutes 78.457.3

1

DATED: December 1, 1994

The Parent Corporation

CLUBCORP - ASIA

By	/s/ Robert H. Dedman, Jr.
Robert H. Dedman, Jr.
Its	President

And	/s/ Terry A. Taylor
Terry A. Taylor
Its	Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a notary public, on this day personally appeared Robert H. Dedman, Jr., President of ClubCorp - Asia, a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct and that he executed the Articles of Merger in the capacity stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 23 day of December, 1994.

/s/ Vicki Wallace
Notary Public, State of Texas

[Notary Public Stamp]

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, a notary public, on this day personally appeared Terry A. Taylor, Secretary of ClubCorp - Asia, a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct and that he executed the Articles of Merger in the capacity stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 21st day of December, 1994.

/s/ Julie H. Green
[Notary Public Stamp]	Notary Public, State of Texas

2

PLAN AND AGREEMENT OF MERGER
of
PRIVATE CLUBS INTERNATIONAL, INC.
into
CLUBCORP - ASIA

THIS AGREEMENT, dated as of the 1st day of December, 1994, by and between Private Clubs International, Inc. (hereinafter sometimes referred to as “PCI” and as the “Merged Corporation”) and ClubCorp - Asia (hereinafter sometimes referred to as “ClubCorp” and as the “Surviving Corporation”). PCI and ClubCorp are hereinafter sometimes collectively referred to as the “Constituent Corporations.” The agreement of the Constituent Corporations is as follows:

W I T N E S S E T H

WHEREAS, PCI is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on November 20, 1991, with its registered office being located at One East First Street, Reno, Nevada 89501, and the name of its registered agent being The Corporation Trust Company; and

WHEREAS, ClubCorp is a corporation duly organized and existing under the laws of the State of Nevada, having been incorporated on March l, 1991, with its registered office being located at One East First Street, Reno, Nevada 89501, and the name of its registered agent being The Corporation Trust Company of Nevada; and

Whereas, the authorized capital stock of PCI consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned by ClubCorp; and

WHEREAS, the authorized capital stock of ClubCorp consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned by CCA International, Inc.; and

WHEREAS, the Board of Directors of the Constituent Corporations, respectively, deem it advisable for the general welfare and advantage of the Constituent Corporations, that the Constituent Corporations merge into a single corporation pursuant to this Agreement, and the Constituent Corporations respectively desire to so merge pursuant to this Agreement and pursuant to the applicable provisions of the laws of the States of Nevada.

EXHIBIT “A”

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the State of Nevada that the Constituent Corporations shall be merged into a single corporation, to wit: ClubCorp Asia, a Nevada corporation, one of the Constituent Corporations, which is not a new corporation, and which shall continue its corporate existence and be the corporation surviving the merger, and the terms and conditions of the merger hereby agreed upon (hereinafter called the “Merger”) which the parties covenant to observe, keep, and perform, and the mode of carrying the same into effect are and shall be as hereafter set forth:

ARTICLE 1.

EFFECTIVE TIME OF THE MERGER

1.1. At the effective time of the Merger, the separate existence of the Merged Corporation shall cease and shall be merged into the Surviving Corporation. Consummation of this Agreement shall be effected on the date on which the Articles of Merger in substantially the form annexed hereto as Exhibit “A” are filed in the office of the Secretary of State of the State of Nevada.

ARTICLE 2.

GOVERNING LAW;
CERTIFICATE OF INCORPORATION

2.1. The laws which are to govern the Surviving Corporation are the laws of the State of Nevada. The Articles of Incorporation of ClubCorp, shall, at the effective time of the Merger, remain in effect and unchanged thereafter until the same shall be further amended or altered in accordance with the provisions thereof.

ARTICLE 3.

BYLAWS

3.1. The bylaws of ClubCorp, shall, at the effective time of the Merger, remain in effect and unchanged thereafter until the same shall be further amended or altered in accordance with the provisions thereof.

ARTICLE 4.

DIRECTORS AND OFFICERS

4.1. The directors of ClubCorp at the effective time of the Merger shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors, as provided

EXHIBIT “A”

by law and the bylaws of the Surviving Corporation, the officers of ClubCorp at the effective time of the Merger shall be the officers of the Surviving Corporation.

ARTICLE 5.

CONVERSION OF SHARES IN THE MERGER

5.1. The mode of carrying into effect the Merger provided in this Agreement and the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation are as follows:

5.1.1. ClubCorp’s Common Stock. None of the shares of common stock, par value $1.00 per share, of ClubCorp issued at the effective time of the Merger shall be converted as a result of the Merger, but all of such shares shall remain issued shares of common stock of the Surviving Corporation.

5.1.2. PCI’s Common Stock. At the effective time of the Merger, each share of common stock, par value $1.00 per share, of PCI issued and outstanding shall be cancelled and not converted.

5.1.3. Surrender of Merged Corporation’s Certificate. As soon as practicable after the Merger becomes effective, the stock certificate representing common stock of the Merged Corporation issued and outstanding at the time the Merger becomes effective shall be surrendered, as above provided.

ARTICLE 6.

EFFECT OF THE MERGER

6.1. At the effective time of the Merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers, and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities, and duties of the Constituent Corporations, and all the rights, privileges, immunities, powers, and franchises of the Constituent Corporations and all property, real, personal, and mixed, and all debts due to the Constituent Corporations on whatever account, for stock subscriptions, as well as for all other things in action or belonging to said corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; provided, however,

EXHIBIT “A”

that all rights of creditors and all liens upon any property of any Constituent Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by the Surviving Corporation.

ARTICLE 7.

ACCOUNTING MATTERS

7.1. The assets and liabilities of the Constituent Corporations as of the effective time of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations. The amount of capital of the Surviving Corporation after the Merger shall be equal to the sum of the aggregate par value of the common stock that will remain issued upon the Merger. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any legal purposes for which surplus may be used.

ARTICLE 8.

APPROVAL OF SHAREHOLDERS ;
FILING OF CERTIFICATE OF MERGER

8.1. This Agreement has not been submitted to CCA International, Inc. as the shareholder of the Surviving Corporation, since pursuant to Nevada Revised Statutes 78.457 the Plan and Agreement of Merger requires no action of the stockholders of the Surviving Corporation. Articles of Merger in substantially the form annexed hereby an Exhibit “A” shall be signed, verified, and delivered to the Secretary of State of the State of Nevada for filing.

ARTICLE 9.

REPRESENTATIONS AND WARRANTIES OF MERGED CORPORATION

9.1. The Merged Corporation represents and warrants to the Surviving Corporation as follows:

9.1.1. Organization, Etc. The Merged Corporation is duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Merged Corporation has corporate power to carry on its business as it is now being conducted and is qualified

EXHIBIT “A”

to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

9.1.2. Capitalization. The capitalization of the Merged Corporation consists of 1,000 authorized shares of common stock (par value $1.00 per share), of which 1,000 shares are issued and outstanding, as of the date hereof, and are owned by ClubCorp. Each issued share is validly issued, fully paid, and nonassessable.

9.2. Further Warranties and Representations.

9.2.1. The Merged Corporation has and on the closing date will have good and marketable title in fee simple to all lands and buildings shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges, except as reflected in the aforesaid financial statements and except for current taxes and assessments not delinquent and liens, encumbrances, and charges shown in its records and books of account which are not substantial in character or amount, and which do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby. The Merged Corporation has and on the effective date of Merger will have valid leases under which it is entitled to occupy and use in its business all real property of which it is lessee, and the Merged Corporation has no knowledge of any default under any such lease.

9.2.2. The Merged Corporation has and on the effective date of Merger will have good and marketable title to the machinery, equipment, merchandise, materials, supplies, and other property of every kind, tangible or intangible, contained in its offices, plants, and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges, except as reflected in its financial statements and except for liens, encumbrances, and charges, if any, which do not materially detract from the value of or interfere with the use of the properties subject thereto or affected thereby. The Merged Corporation has and on the effective date of Merger will have valid leases under which it is entitled to use in its business all personal property of which it is lessee, and the Merged Corporation has no knowledge of any default under any such lease.

EXHIBIT “A”

9.2.3. All taxes imposed by the United States of America or by any foreign country or by any state, municipality, subdivision, or instrumentality of the United States of America or of any foreign country or by any other taxing authority which are due or payable by the Merged Corporation, and all price redetermination or renegotiation claims asserted or that may be asserted against it have been paid in full or are adequately provided for by reserves shown in the records and books of account of the Merged Corporation and will be so paid or provided for on the closing date. The Merged Corporation has no knowledge of any unassessed tax deficiency proposed or threatened against it.

9.2.4. The Merged Corporation is adequately insured with respect to risks normally insured against by companies similarly situated. All such policies are in full force and effect.

9.2.5. There is no suit, action, or legal or administrative proceeding pending or, to the knowledge of the Merged Corporation threatened against it which, if adversely determined, might materially and adversely affect the financial condition of the Merged Corporation or the conduct of its business, nor is there any decree, injunction, or order of any court, governmental department, or agency outstanding against the merged Corporation having any such effect.

9.2.6. The Merged Corporation is not in default in any material respect under the terms of any material outstanding contract, agreement, lease, or other commitment.

9.2.7. At the effective time of the Merger, the consummation of the transactions contemplated by this Plan will not result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Merged Corporation is a party.

9.2.8. The Merged Corporation has all necessary licenses, franchises, permits, and other governmental authorizations and are valid and sufficient for all businesses presently carried on by the Merged Corporation.

EXHIBIT “A”

ARTICLE 10.

REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION

10.1. The Surviving Corporation represents and warrants to the Merged Corporations as follows:

10.1.1. Organization. The Surviving Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Surviving Corporation has corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification.

10.1.2. Capitalization. The Surviving Corporation’s capitalization consists of 1,000 authorized shares of common stock (par value $1.00 per share), of which 1,000 shares are issued and outstanding, as of the data hereof, and are owned by CCA International, Inc. Bach issued share is validly issued, fully paid, and nonassessable.

10.1.3. Litigation and Proceedings. There is no suit, action, or legal or administrative proceeding pending or, to the knowledge of the Surviving Corporation, threatened against it which, if adversely determined, might materially and adversely affect the financial condition of the Surviving Corporation or the conduct of its business, nor is there any decree, injunction, or order of any court, governmental department, or agency outstanding against the Surviving Corporation having any such effect.

10.1.4. Material Contracts. The Surviving Corporation is not in default in any material respect under the terms of any material outstanding contract, agreement, lease, or other commitment.

10.1.5. No Conflict with Other Instruments. At the effective time of the Merger, the consummation of the transactions contemplated by this Plan will not result in the breach of any term or provision of, nor constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Surviving Corporation is a party.

EXHIBIT “A”

10.1.6. Governmental Authorizations. The Surviving Corporation has all necessary licenses, franchises, permits, and other governmental authorizations and such are valid and sufficient for all businesses presently carried on by it.

ARTICLE 11.

CONDUCT OF BUSINESS PENDING THE MERGER

11.1. From and after the date of this Agreement and prior to the effective time of the Merger, no Constituent Corporation will, without the prior written consent of the other Constituent Corporation, (i) amend its Certificate of Incorporation or Bylaws, except as may be necessary to enable it to carry out the provisions of this Agreement, (ii) engage in any material activity or transaction or incur any material obligation (by contract or otherwise), except in the ordinary course of business, (iii) issue rights or options to purchase or subscribe to any shares of its capital stock or subdivide or otherwise change any such shares, (iv) issue or sell any shares of its common stock or securities convertible into shares of its common stock, or (v) declare or pay any dividends on or make any distributions in respect of any shares of its common stock.

ARTICLE 12.

CONDITIONS PRECEDENT;

TERMINATION; GENERAL PROVISIONS

12.1. Conditions Precedent to PCI’s Obligation. The obligation of PCI to effect the Merger shall be subject to the following conditions, which may be waived in writing by PCI:

12.1.1. The representations and warranties of the Constituent Corporations herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; the other Constituent Corporations shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the effective time of the Merger.

12.1.2. No material change in the corporate status, businesses, operations, or financial condition of the other Constituent Corporation shall have occurred since the date of the financial statements provided (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to the Constituent Corporations, taken as a whole, and no other event or condition of any character shall have

EXHIBIT “A”

occurred or arisen since that date which shall have materially and adversely affected the corporate status, businesses, operations, or financial condition of the Constituent Corporations, taken as a whole.

12.2. Conditions Precedent to ClubCorp’s Obligation. The obligation of ClubCorp to effect the Merger shall be subject to the following conditions, which may be waived in writing by ClubCorp:

12.2.1. The representations and warranties of the other Constituent Corporation herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; the other Constituent Corporation shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Merger.

12.2.2. No material change in the corporate status, businesses, operations, or financial condition of the other Constituent Corporation shall have occurred since the date of the financial statements provided (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to the other Constituent Corporation, taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall have materially and adversely affected the corporate status, businesses, operations, or financial condition of the other Constituent Corporation, taken as a whole.

12.3. Termination and Abandonment. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the effective time of the Merger, whether before or after adoption or approval of this Agreement under any one or more of the following circumstances:

12.3.1. By the mutual consent of the Board of Directors of the Constituent Corporations, respectively;

12.3.2. By PCI, if prior to the effective time of the Merger, the conditions set forth in Section 12.2 shall not have been met.

12.3.3. By ClubCorp if, prior to the effective time of the Merger, the conditions set forth in Section 12.1 shall not have been met.

Upon any such termination and abandonment, no party shall have any liability or obligation hereunder to the other parties.

EXHIBIT “A”

12.4. Amendments. Any of the terms or conditions of this Agreement may be modified or waived at any time before the effective time of the Merger by the party, which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the Board of Directors of such party, provided, that any such modification or waiver shall, in the judgment of the party making it, not affect substantially or materially and adversely the benefits to such party or its shareholders intended under this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed by the duly authorized officers of each of the Constituent Corporations.

PCI

Attest:	Private Clubs International, Inc.

/s/ Terry A. Taylor	/s/ Robert H. Dedman, Jr.
Terry A. Taylor	Robert H. Dedman, Jr.
Secretary	President

CLUBCORP

Attest:	ClubCorp — Asia

/s/ Terry A. Taylor	/s/ Robert H. Dedman, Jr.
Terry A. Taylor	Robert H. Dedman, Jr.
Secretary	President

STATE OF TEXAS }
}
COUNTY OF DALLAS }

BEFORE ME, the undersigned authority, on this day personally appeared Robert H. Dedman, Jr., President of Private Clubs International, Inc., a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

EXHIBIT “A”

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 23 day of December, 1994.

/s/ Vicki Wallace
Notary Public, State of Texas
[Notary Public Stamp]
/s/ Vicki Wallace
(Typed or Printed Name of Notary)

My Commission Expires:

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Terry A. Taylor, Secretary of Private Clubs International, Inc., a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 21st day of December, 1994.

/s/ Julie H. Green
Notary Public, State of Texas
[Notary Public Stamp]
/s/ Julie H. Green
(Typed or Printed Name of Notary)

	My Commission Expires:	11/24/96

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Robert H. Dedman, Jr., President of ClubCorp - Asia a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

EXHIBIT “A”

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 23 day of December, 1994.

/s/ Vicki Wallace
Notary Public, State of Texas
[Notary Public Stamp]
/s/ Vicki Wallace
(Typed or Printed Name of Notary)

My Commission Expires:

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

BEFORE ME, the undersigned authority, on this day personally appeared Terry A. Taylor, Secretary of ClubCorp - Asia, a Nevada corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 21st day of December, 1994.

/s/ Julie H. Green
Notary Public, State of Texas
[Notary Public Stamp]
/s/ Julie H. Green
(Typed or Printed Name of Notary)

	My Commission Expires:	11/24/96

EXHIBIT “A”

WAVIER UNDER REVISED NEVADA STATUTES $78.457.3

WHEREAS, the Board of Directors of ClubCorp - Asia, the sole shareholder of Private Clubs International, Inc. has adopted a Plan and Agreement of Merger under the terms of which Private Clubs International, Inc. is to be merged into ClubCorp - Asia; and

WHEREAS, Nevada Revised Statutes $78.457.3 provides that ClubCorp - Asia, as the parent corporation of Private Clubs International, Inc. is to mail a copy or summary of the plan of merger to each shareholder who does not waive the mailing requirement in writing.

NOW, THEREFORE, ClubCorp - Asia, the sole shareholder of Private Clubs International, Inc. does hereby waive in writing the right to receive a copy or summary of the plan of merger.

Effective as of December 1, 1994.

CLUBCORP - ASIA

/s/ Terry A. Taylor
Terry A. Taylor Secretary

RECEIVED
/s/ [ILLEGIBLE]
DEC 29 1994

Secretary of State